AMENDED AND RESTATED
BY - LAWS
OF
ISORAY, INC.

ARTICLE I
OFFICES

The corporation may have offices and places of business at such locations as the Board of Directors may from time to time designate, or as the business of the corporation may require.

ARTICLE II
SHAREHOLDERS’ MEETINGS

Section 1
PLACE.

All meetings of the shareholders shall be held at such place as may be fixed by the Chief Executive Officer or the Board of Directors, except as may otherwise be required in this Article.

Section 2
REGULAR MEETINGS.

A. Frequency. Regular meetings of the shareholders may be held on an annual or other less frequent basis as determined by the Board of Directors.

B. Shareholder Demand. If a regular meeting of shareholders has not been held during the immediately preceding fifteen (15) months, a shareholder or shareholders holding three percent (3%) or more of all voting shares may demand a regular meeting of shareholders in accordance with Chapter 302A, Minnesota Statutes, as amended from time to time (hereinafter “Chapter 302A”).

C. Notice. Written notice of a regular meeting stating the date, time and place of the meeting shall be mailed at least ten (10) calendar days prior to the meeting and not more than sixty (60) calendar days before the date of the meeting to each shareholder entitled to vote thereat, to the last known address of such shareholder as the same appears upon the books of the corporation. Notice need not be given where the meeting is an adjourned meeting and the date, time and place of the meeting was announced at the time of adjournment.

Section 3.
SPECIAL MEETINGS.

A. Call. Special meetings of the shareholders may be called for any purpose or purposes at any time, by:

(a)	The Chief Executive Officer;

(b)	The Chief Financial Officer;

(c)	Two or more directors; or

(d)
One or more shareholders holding not less than ten percent (10%) of the voting power of all shares of the corporation entitled to vote (except that a special meeting for the purpose of considering any action to directly or indirectly effect a business combination, including any action to change or otherwise affect the composition of the Board of Directors for that purpose, must be called by shareholders holding not less than twenty-five percent (25%) of all shares of the corporation entitled to vote), who shall demand such special meeting by written notice given to the Chief Executive Officer or the Chief Financial Officer of the corporation specifying the purposes of such meeting.

B. Shareholder Demand. Within thirty (30) days after receipt of a demand by the Chief Executive Officer or the Chief Financial Officer from any shareholder or shareholders entitled to call a special meeting of the shareholders, it shall be the duty of the Board of Directors of the corporation to cause a special meeting of shareholders to be duly called and held on notice no later than ninety (90) days after receipt of such demand. If the Board fails to cause such a meeting to be called and held as required by this Section 3B. of Article II, the shareholder or shareholders making the demand may call the meeting by giving notice as provided in Section 3C. of this Article II at the expense of the corporation.

C. Notice. Written notice of a special meeting of the shareholders stating the date, time, place, and purpose thereof shall be given at lease ten (10) calendar days prior to the meeting and not more than sixty (60) calendar days before the date of the meeting to each shareholder entitled to vote thereat to the last known address of such shareholder as the same appears upon the books of the corporation. Notice need not be given where the meeting is an adjourned meeting and the date, time and place of the meeting was announced at the time of adjournment.

Section 4
WAIVER OF NOTICE.

Notice of the time, place and purpose of any meeting of shareholders, whether required by Chapter 302A, the Articles of Incorporation or these By-laws may be waived by any shareholder. Such waiver may be given at, before, or after the meeting, and may be given in writing, orally or by attendance. Attendance by a shareholder at a meeting shall constitute a waiver of notice of that meeting, except where the shareholder objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened, or objects before a vote on an item of business because the item may not lawfully be considered at the meeting and does not participate in consideration of the item at the meeting.

Section 5
ACTION WITHOUT
A MEETING.

Any action which may be taken at a meeting of the shareholders may be taken without a meeting, if authorized in writing or writings signed by all shareholders who would be entitled to vote on that action. The written action is effective when it has been signed by all of those shareholders, unless a different effective time is provided in the written action.

Section 6
QUORUM.

The presence at any meeting, in person or by proxy, of the holders of a majority of the voting power of the shares entitled to vote at a meeting, shall constitute a quorum for the transaction of business. If, however, a quorum shall not be present in person or by proxy at any meeting of the shareholders, those present shall have the power to adjourn the meeting from time to time, without notice other than by announcement at the meeting of the date, time and location of the reconvening of the adjourned meeting, until the requisite amount of voting shares shall be represented. At any such adjourned meeting at which the required number of voting shares shall be represented, any business may be transacted which might have been transacted at the meeting as originally noticed. If a quorum is present when a duly called or held meeting is convened the shareholders present may continue to transact business until adjournment, even though the withdrawal of a number of shareholders originally present leaves less than the proportion or number otherwise required for a quorum.

Section 7
RECORD DATE.

The Board of Directors may fix a time not exceeding sixty (60) days preceding the date of any meeting of the shareholders as a record date for the determination of the shareholders entitled to notice of and to vote at such meeting, notwithstanding any transfer of any shares on the books of the corporation after any record date so fixed.

Section 8
VOTING.

At all meetings of the shareholders, the holder of each share having the power to vote shall be entitled to vote in person or by proxy, duly appointed by an instrument in writing which conforms to the requirements of Chapter 302A. Each shareholder shall have one (1) vote for each share having voting power standing in his name on the books of the corporation. Shares owned by two or more shareholders may be voted by any one of them unless the corporation receives written notice, addressed to the Board of Directors at the address of the principal executive office, from any one of them denying the authority of that person to vote those shares. Upon the demand of any shareholder, the vote for directors or the vote upon any question before the meeting shall be by ballot. All elections shall be had and all questions decided by a majority vote of those present except as otherwise required by Chapter 302A or the Articles of Incorporation.

Section 9
ADVANCE-NOTICE REQUIREMENTS.

A. Advance-Notice Requirements for Nomination of Directors. Only persons who are nominated in accordance with the procedures set forth in this Section 9.A of this Article II shall be eligible for election as directors. Nominations of persons for election to the Board of Directors of the corporation may be made at a meeting of shareholders by or at the direction of the Board of Directors, or by any shareholder of the corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures hereinafter set forth in this Section 9.A of this Article II.

(a) Timing of Notice. Nominations by shareholders shall be made pursuant to timely notice in writing to the Secretary of the corporation. To be timely, a shareholder’s notice of nominations to be made at an annual meeting of shareholders must be delivered to the Secretary of the corporation, or mailed and received at the principal executive office of the corporation, not less than ninety (90) days before the first anniversary of the date of the preceding year’s annual meeting of shareholders. If, however, the date of the annual meeting of shareholders is more than thirty (30) days before or after such anniversary date, notice by a shareholder shall be timely only if so delivered or so mailed and received not less than ninety (90) days before such annual meeting or, if later, within ten (10) days after the first public announcement of the date of such annual meeting. If a special meeting of shareholders of the corporation is called in accordance with Section 3 of Article II of the By-Laws for the purpose of electing one or more directors to the Board of Directors or if a regular meeting other than an annual meeting is held, for a shareholder’s notice of nominations to be timely it must be delivered to the Secretary of the corporation, or mailed and received at the principal executive office of the corporation, not less than ninety (90) days before such special meeting or such regular meeting or, if later, within ten (10) days after the first public announcement of the date of such special meeting or such regular meeting. Except to the extent otherwise required by law, the adjournment of a regular or special meeting of shareholders shall not commence a new time period for the giving of a shareholder’s notice as described above.

(b) Content of Notice. A shareholder’s notice to the corporation of nominations for a regular or special meeting of shareholders shall set forth (x) as to each person whom the shareholder proposes to nominate for election or re-election as a director: (i) such person’s name, (ii) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or that is otherwise required, pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, and (iii) such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; and (y) as to the shareholder giving the notice: (i) the name and address, as they appear on the corporation’s books, of such shareholder, (ii) the class or series (if any) and number and type of shares of the corporation that are beneficially owned by such shareholder, and (iii) a representation that the shareholder is a holder of record of shares of the corporation entitled to vote for the election of directors and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director shall furnish to the Secretary of the corporation the information required to be set forth in a shareholder’s notice of nomination that pertains to a nominee.

(c) Consequences of Failure to Give Timely Notice. Notwithstanding anything in these By-Laws to the contrary, no person shall be eligible for election as a director of the corporation unless nominated in accordance with the procedures set forth in this Section 9A. of this Article II. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed in this Section 9A. of this Article II, if the Chairman should so determine, the Chairman shall so declare to the meeting, and the defective nomination shall be disregarded.

B. Business Conducted. The business conducted at any special meeting of shareholders of the corporation shall be limited to the purposes stated in the notice of the special meeting pursuant to Section 3C. of Article II of the By-Laws. At any regular meeting of shareholders of the corporation, only such business (other than the nomination and election of directors, which shall be subject to Section 9B. of this Article II) may be conducted as shall be appropriate for consideration at the meeting of shareholders and as shall have been brought before the meeting (i) by or at the direction of the Board of Directors, or (ii) by any shareholder of the corporation entitled to vote at the meeting who complies with the notice procedures hereinafter set forth in this Section 9B. of this Article II.

(a) Timing of Notice. For such business to be properly brought before any regular meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the corporation. To be timely, a shareholder’s notice of any such business to be conducted at an annual meeting must be delivered to the Secretary of the corporation, or mailed and received at the principal executive office of the corporation, not less than ninety (90) days before the first anniversary of the date of the preceding year’s annual meeting of shareholders. If, however, the date of the annual meeting of shareholders is more than thirty (30) days before or after such anniversary date, notice by a shareholder shall be timely only if so delivered or so mailed and received not less than ninety (90) days before such annual meeting or, if later, within ten (10) days after the first public announcement of the date of such annual meeting. To be timely, a shareholder’s notice of any such business to be conducted at a regular meeting other than an annual meeting must be delivered to the Secretary of the corporation, or mailed and received at the principal executive office of the corporation, not less than ninety (90) days before such regular meeting or, if later, within ten (10) days after the first public announcement of the date of such regular meeting. Except to the extent otherwise required by law, the adjournment of a regular meeting of shareholders shall not commence a new time period for the giving of a shareholder’s notice as required above.

(b) Content of Notice. A shareholder’s notice to the corporation shall set forth as to each matter the shareholder proposes to bring before the regular meeting (v) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (w) the name and address, as they appear on the corporation’s books, of the shareholder proposing such business, (x) the class or series (if any) and number and type of shares of the corporation that are beneficially owned by the shareholder, (y) any material interest of the shareholder in such business, and (z) a representation that the shareholder is a holder of record of shares entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to make the proposal.

(c) Consequences of Failure to Give Timely Notice. Notwithstanding anything in these By-Laws to the contrary, no business (other than the nomination and election of directors) shall be conducted at any regular meeting except in accordance with the procedures set forth in this Section 9B. of this Article II. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the procedures described in this Section 9B. of this Article II and, if the Chairman should so determine, the Chairman shall so declare to the meeting, and any such business not properly brought before the meeting shall not be transacted. Nothing in this Section shall be deemed to preclude discussion by any shareholder of any business properly brought before the meeting in accordance with these By-Laws.

C. Public Announcement. For purposes of this Section, “public announcement” means disclosure (i) when made in a press release reported by the Dow Jones News Service, Associated Press, or comparable national news service, (ii) when filed in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14, or 15(d) of the Securities Exchange Act of 1934, as amended, or (iii) when mailed as the notice of the meeting pursuant to Section 2C. or Section 3C. of this Article II.

D. Compliance With Law. Notwithstanding the foregoing provisions of this Section 9 of this Article II, a shareholder shall also comply with all applicable requirements of Minnesota law and the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this Section 9 of Article II.

ARTICLE III
BOARD OF DIRECTORS

Section 1
ELECTION OF
DIRECTORS.

The business and affairs of this corporation shall be managed by or under the direction of its Board of Directors which shall not be less than one (1) nor more than ten (10) in number, as determined by resolution of the Board, from time to time, prior to the election of directors. Directors need not be shareholders. Each director shall be elected to serve for a term specified by the shareholders at the time of election and until his successor shall have been duly elected and qualified.

Section 2
SHAREHOLDER
MANAGEMENT.

Any action that the Articles or By-laws of this corporation or Chapter 302A require or permit the Board of Directors to take or the shareholders to take after action or approval of the Board, may be taken by the holders of the voting shares of the corporation by unanimous affirmative vote.

Section 3
MEETINGS.

A. Time and Place. Meetings of the Board of Directors shall be held at such time and place as determined by the Board of Directors.

B. Notice. Meetings of the Board of Directors may be called at any time by a director by giving five (5) days notice to all directors of the date, time and place of the meeting. The notice need not state the purpose of the meeting. Notice of an adjourned meeting need not be given other than by announcement at the meeting at which adjournment is taken.

C. Waiver of Notice. A director may waive notice of a meeting by the Board. A waiver of notice by a director entitled to notice is effective whether given before, at, or after the meeting, and whether given in writing, orally, or by attendance. Attendance by a director at a meeting is a waiver of notice of that meeting, except where the director objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened and does not participate thereafter in the meeting.

D. Electronic or Remote Communications. The Board of Directors may meet by means of electronic or remote communication in accordance with Chapter 302A.

E. Quorum. At all meetings of the Board of Directors, a majority of the directors shall be necessary and sufficient to constitute a quorum for the transaction of business.

Section 4
VACANCIES.

A. Death, Resignation, Removal or Disqualification. Vacancies on the board resulting from the death, resignation, removal, or disqualification of a director may be filled by the affirmative vote of a majority of the remaining directors, even though less than a quorum.

B. Newly Created Directorships. Vacancies on the board resulting from newly created directorships may be filled by the affirmative vote of a majority of the directors serving at the time of the increase.

C. Duration of Term. A director elected under this section to fill a vacancy holds office until a qualified successor is elected by the shareholders at the next meeting of the shareholders.

Section 5
COMMITTEES.

The Board of Directors, by resolution approved by the affirmative vote of a majority of the Board, may establish committees having the authority of the Board in the management of the business of the corporation to the extent provided in the resolution. A committee member need not be a director.

Section 6
AUTHORIZATION
WITHOUT MEETING.

Any action required or permitted to be taken at a meeting of the Board of Directors may be taken without a meeting if authorized by a writing or writings signed by a majority of the directors. The written action is effective when signed by the required number of directors, unless a different effective time is provided in the written action.

Section 7
ABSENT DIRECTORS.

A director may give advance written consent or opposition to a proposal to be acted on at a meeting of the Board of Directors in accordance with Chapter 302A.

ARTICLE IV
OFFICERS

Section 1
ELECTION, TERM;
NUMBER.

The officers of the corporation shall be elected or appointed by the Board of Directors. The officers of the corporation shall consist of a Chief Executive Officer, who shall be President of the corporation; a Chief Financial Officer, who shall be Treasurer of the corporation; and such other officer or officers as are elected or appointed by the Board of Directors. A person may hold more than one office. The officers shall perform such duties and have such responsibilities as provided for in these By-laws or as otherwise determined by the Board of Directors. The terms of office with respect to each officer shall be prescribed by the Board at the time of election of the officers, and absent the specifications of a term, the term shall be determined to be at the pleasure of the Board of Directors.

Section 2
PRESIDENT.

The President shall be the Chief Executive Officer of the corporation, and shall have the general active management of the business of the corporation in addition to the duties and powers prescribed by the Board of Directors or by Chapter 302A.

Section 3
VICE PRESIDENTS.

The Vice Presidents, if any, in the order designated by the Board of Directors shall perform the duties and exercise the powers of the Chief Executive Officer in his absence or upon his incapacity and shall perform such other duties as the Board of Directors may from time to prescribe or as may be delegated by the Chief Executive Officer.

Section 4
TREASURER.

The Treasurer shall be the Chief Financial Officer of the corporation and shall have and exercise the duties and powers prescribed by the Board of Directors or by Chapter 302A.

Section 5
SECRETARY.

The Secretary, if any, shall attend all meetings of the Board of Directors, committees thereof, if any, and all meetings of the shareholders and record all votes and minutes of all proceedings in a book kept for that purpose. The Secretary shall give or cause to be given notice of all meetings of the shareholders and of the Board of Directors and of committees, if any, and shall perform such other duties as may be prescribed by the Board of Directors or delegated to him by the Chief Executive Officer or the Chief Financial Officer. He shall cause and affix the seal of the corporation, to the extent the corporation shall have one, to any instrument requiring the same. If there is no Secretary, then the duties and responsibilities provided for herein shall be discharged by the Chief Executive Officer.

Section 6
VACANCIES.

If any office becomes vacant by reason of death, resignation, retirement, disqualification, removal, or other cause, the directors then in office, although less than a quorum, may by a majority vote, choose a successor or successors who shall hold office for the unexpired term in respect of which such vacancy occurred.

Section 7
DELEGATION.

Unless prohibited by a resolution approved by the affirmative vote of the Board of Directors, an officer of the corporation may delegate some or all of the duties and powers of an office to other persons, provided that such delegation is in writing.

ARTICLE VI
SHARES

Section 1
TYPE OF
CERTIFICATE

Certificates of shares, if any, of the corporation shall be in such form as approved by the Board of Directors. Each certificate shall be signed by the Chief Executive Officer or the Chief Financial Officer. Such signature and the corporate seal, if any, may be facsimiles, engraved or printed, if authorized by the Board of Directors.

Section 2
TRANSFER OF
SHARES.

Transfer of certificated shares shall be made on the records of the corporation only by the shareholder named in the certificate or certificates or by the duly authorized attorney in fact, and upon surrender of the certificates or certificates therefor properly endorsed. The transfer of uncertified shares, if any, shall be made by the means determined by the Board of Directors.

SECTION 3
LOST CERTIFICATES.

Any shareholder claiming a certificate of certificated shares to be lost, stolen or destroyed shall make an affidavit or affirmation of that fact in such form as the Board of Directors may require, and shall, if the Board of Directors so requires, give the corporation a bond of indemnity in form and with one (1) or more sureties satisfactory to the Board of Directors in an amount at least double the value of the stock represented by said certificate, whereupon a new certificate may be issued of the same number of shares as the one alleged to have been lost, stolen or destroyed.

Section 4
UNCERTIFICATED
SHARES.

Some or all of any or all classes and series of the shares of stock of this corporation, upon resolution approved by the Board of Directors may be uncertificated shares. Within twenty (20) calendar days after the issuance or transfer of uncertificated shares, the Chief Executive Officer shall send to the shareholder such notice as required by Chapter 302A.

ARTICLE VII
MISCELLANEOUS

Section 1
CORPORATE SEAL.

The corporation may use a corporate seal, but the failure to use such seal shall not affect the validity of any documents executed on behalf of the corporation. The seal need only include the word “seal,” but it may also include, at the discretion of the Board, such additional wording as is permitted by Chapter 302A.

Section 2
FISCAL YEAR.

The fiscal year of this corporation shall be as determined by resolution of the Board of Directors.

Section 3
COMPUTATION OF
TIME.

Whenever notice is required to be given pursuant to these By-laws, the day upon which notice is personally served, deposited in the mail, given by telegram, telex, telecopied or otherwise delivered, shall not be counted for the purpose of computing the time period of the notice. All notice periods shall be computed in calendar days.

Section 4
AMENDMENTS TO
BY-LAWS.

These By-laws may be amended or altered by the Board of Directors at any meeting. Such authority of the Board of Directors is subject to the power of the shareholders to change or repeal such By-laws.

THESE AMENDED AND RESTATED BY-LAWS WERE ADOPTED ON

January 8, 2008

BY RESOLUTION OF THE BOARD OF DIRECTORS OF

ISORAY, INC.

/s/ David J. Swanberg

David J. Swanberg
Secretary